SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 222
San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     As previously reported, on February 14, 2005, in connection with establishing 2004 cash bonuses and increasing the annual base salaries of BioMed Realty Trust, Inc.’s executive officers for 2005, the Compensation Committee of the Board of Directors of BioMed granted restricted stock awards to the executive officers that will vest in January 2006. At that time, the Compensation Committee deferred consideration of the long-term component of the equity incentive awards until the independent compensation consultant retained by the Committee had an opportunity to perform further research and provide a report to the Committee on BioMed’s long-term compensation program and the compensation received by executives at comparable companies.

     After receiving and reviewing the report provided by its independent compensation consultant, on July 1, 2005, the Compensation Committee granted additional restricted stock awards to BioMed’s executive officers, as summarized in the following table:

Restricted Stock
Name and Position	Awards (1)
Alan D. Gold Chairman, President and Chief Executive Officer	20,000

Gary A. Kreitzer Executive Vice President, General Counsel and Secretary	9,000

John F. Wilson, II Chief Financial Officer	9,000

Matthew G. McDevitt Vice President, Acquisitions	9,000

(1)	The restricted stock awards will vest 50% on January 1, 2007 and 50% on January 1, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2005	BIOMED REALTY TRUST, INC.

By: /s/ GARY A. KREITZER
Name: Gary A. Kreitzer
Title: Executive Vice President